UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 6, 2006
Watchit Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27412	94-3173918

(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification
incorporation)	File Number)	No.)

3485 W. Harmon Avenue
Las Vegas, Nevada	89103

(Address of principal executive offices)	(Zip Code)

(702) 740-1700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
     On October 6, 2006, a judge in the Superior Court of New Jersey (the “Court”) issued a partial summary judgment in favor of Advance at Branchburg, LLC (“Advance”) and against Watchit Media, Inc. (the “Company”) in relation to a dispute involving Advance, the Company and a lease for premises located in Branchburg, New Jersey, awarding Advance damages against the Company in the amount of $757,577.26 and reserving decision on attorneys’ fees and costs until the end of the case. On May 31, 2007, the Court issued a final judgment in favor of Advance and against the Company in the amount of $367,078.98, bringing the Company’s total liability to $1,124,656.20. Both Advance and the Company consented to the final judgment.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHIT MEDIA, INC.
By:	/s/ James Lavelle
James Lavelle
Chief Executive Officer

Dated: August 17, 2007